UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	November 15, 2005

PROGRESS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-19427	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

14 Oak Park, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(781) 280-4000

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On November 15, 2005, the Compensation Committee of the Board of Directors of Progress Software Corporation (“Progress”) approved the annual grant of stock options to directors, officers and employees of Progress.
     On that date, the Compensation Committee also initiated the use of restricted stock awards as a form of compensation for some employees of Progress and Sonic Software, a wholly owned subsidiary of Progress. Under these awards, the employees receive shares of Progress common stock at no cost, but the shares are subject to restrictions on transfer. The shares of restricted stock vest over time and are subject to forfeiture until they vest. Subject to the restriction on transfer and the forfeiture provisions, the shares of restricted stock otherwise confer the rights and benefits to which a holder of Progress common stock is entitled, including the right to vote.
     Also on that date, the Compensation Committee, on behalf of Progress, entered into a letter agreement with Joseph W. Alsop, Progress’ Chief Executive Officer, regarding his fiscal 2005 stock option grant. In that agreement, Progress committed to grant Mr. Alsop a non-qualified stock option to purchase 120,000 shares of Progress common stock. However, Progress decided to defer the grant of the option until Progress shareholders approve an increase in the number of shares available for grant under the company’s shareholder approved plans and the Compensation Committee determines that a sufficient number of shares are available to make the grant and to meet its other objectives. The stock option will have an exercise price equal to the fair market value of the Progress common stock on the future date of grant. The stock option will vest as if it had been granted on November 15, 2005 and otherwise will have terms identical to other options granted to employees on that date who had six months of service with Progress as of March 1, 2005. The option will also have such other terms and conditions as the Compensation Committee may determine at the time of grant.
     The description of the letter agreement with Mr. Alsop in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Number	Description
10.1	Letter agreement dated November 15, 2005 with Joseph W. Alsop regarding Fiscal 2005 Stock Option Grant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

Dated: November 18, 2005	By:	/s/ Norman R. Robertson

Norman R. Robertson
Senior Vice President Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Number	Description
10.1	Letter agreement dated November 15, 2005 with Joseph W. Alsop regarding Fiscal 2005 Stock Option Grant